INVESTMENT SUB-ADVISORY AGREEMENT

      AGREEMENT made as of this 19th day of November 2007
by and among Old Mutual Capital, Inc. (the "Advisor), Dwight Asset Management Company (the "Sub-Advisor"), and Old Mutual
Advisor Funds II, a Delaware statutory trust (the "Trust").
      WHEREAS, the Trust is registered as an open-end
management investment company under the Investment Company
Act of 1940, as amended (the "1940 Act");
      WHEREAS, pursuant to an Agreement between the Advisor
and the Trust dated November 19, 2007, the Advisor acts as
investment manager for the assets of the portfolios listed on
Schedule A to this Agreement (each, a "Fund"); and
      WHEREAS, the Advisor and the Trust each desire to retain
the Sub-Advisor to provide investment advisory services to the Trust in connection with the management of that portion of the assets of each Fund that are allocated by the Advisor to a designated custodial account established at the Fund's custodian (each such portion, a "Portfolio"), which may constitute some or all of the assets of a
Fund, and the Sub-Advisor is willing to render such investment advisory services.
      NOW, THEREFORE, intending to be legally bound, the
parties hereto agree as follows:
1.	a)	Subject to supervision and oversight by the Advisor
and the Trust's Board of Trustees, the Sub-Advisor shall manage (i)
the investment operations of the Portfolio, and (ii) the composition of such assets, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in such Fund's Prospectus(es)
(such Prospectus(es) and Statement(s) of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus"), and subject to the following understandings:
            (1)	The Sub-Advisor shall provide supervision of
each Portfolio's investments and determine from time to time what investments and securities will be purchased, retained or sold by such Portfolio and what portion of such assets will be invested or held uninvested in cash.
            (2)	In the performance of its duties and
obligations under this Agreement, the Sub-Advisor shall act in conformity with the Trust's Prospectus and with the instructions and directions of the Advisor and of the Board of Trustees and will conform and comply with the requirements of the 1940 Act, the
Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, as each is amended from time to time.
            (3)	The Sub-Advisor shall determine the
securities to be purchased or sold with respect to each Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage set forth in the respective Fund's Registration Statement (as defined herein) and Prospectus or as the Board of Trustees or the Advisor may direct from time to time, in conformity with federal securities laws. In providing a Portfolio with investment supervision, the Sub-Advisor will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Sub-Advisor may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Sub-Advisor's other clients may be a party.
It is understood that it is desirable for a Portfolio that the Sub-Advisor have access to (i) supplemental investment and market research and (ii) security and economic analysis provided by brokers who may execute brokerage transactions at a higher cost to the
Portfolio than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution.  Therefore, the Sub-Advisor is authorized to place orders for the purchase and sale of securities on behalf of each Portfolio with brokers, subject to review by the Trust's Board of Trustees from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Sub-Advisor in connection with the Sub-
Advisor's services to other clients.
            	On occasions when the Sub-Advisor deems
the purchase or sale of a security to be in the best interest of a Portfolio as well as other clients of the Sub-Advisor, the Sub-
Advisor, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be so purchased or sold in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-
Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio in question and to such other clients.
            (4)	The Sub-Advisor at its expense will make
available to the Trustees of the Trust and the Advisor at reasonable times its portfolio managers and other appropriate personnel, either in person or, at the mutual convenience of the Advisor and the Sub-Advisor, by telephone, in order to review the investment policies, performance and other investment related information regarding the Portfolio and to consult with the Trustees of the Trust and Advisor regarding the Portfolio's investment affairs, including economic, statistical and investment matters related to the Sub-Advisor's duties hereunder, and will provide periodic reports to the Advisor relating to the investment strategies it employs. The Sub-Advisor and its personnel shall also cooperate fully with counsel and auditors for, and the Chief Compliance Officers of, the Advisor and the Trust.
            (5)	In accordance with procedures adopted by the
Trustees of the Trust, as amended from time to time, the Sub-
Advisor is responsible for assisting in the fair valuation of all Portfolio securities. The Sub-Advisor will use its reasonable efforts to provide, based upon its own expertise, and to arrange with parties independent of the Sub-Advisor such as broker-dealers for the provision of, valuation information or prices for securities for which prices are deemed by the Advisor or Trust's administrator not to be readily available in the ordinary course of business from an automated pricing service.  In addition, the Sub-Advisor will assist the Fund and its agents in determining whether prices obtained for valuation purposes accurately reflect market price information relating to the assets of the Portfolio at such times as the Advisor shall reasonably request, including but not limited to, the hours after the close of a securities market and prior to the daily determination of a Fund's net asset value per share.
            (6)	The Sub-Advisor at its expense will provide
the Advisor and/or the Trust's Chief Compliance Officer with such compliance reports relating to its duties under this Agreement as may be requested from time to time.  Notwithstanding the foregoing, the Sub-Advisor will promptly report to the Advisor any material violations of the federal securities laws (as defined in Rule 38a-1 of the 1940 Act) that it is or should be aware of or of any material violation of the Sub-Advisor's compliance policies and procedures that pertain to the Portfolio, as well as any change in portfolio manager(s) of the Portfolio.
            (7)	Unless otherwise directed by the Advisor or
the Trust's Board of Trustees, the Sub-Advisor will vote all proxies received in accordance with the Trust's proxy voting policy or, if the Sub-Advisor has a proxy voting policy approved by the Trust's
Board of Trustees, the Sub-Advisor's proxy voting policy.  The
Advisor shall instruct the Portfolio's custodian to forward or cause to be forwarded to the Sub-Advisor all relevant proxy solicitation materials. The Sub-Advisor shall maintain and shall forward to the
Fund or its designated agent such proxy voting information as is necessary for the Fund to timely file proxy voting results in accordance with Rule 30b1-4 of the 1940 Act.
            (8)	The Sub-Advisor represents and warrants that
it has adopted a code of ethics meeting the requirements of Rule 17j-
1 under the 1940 Act and the requirements of Rule 204A-1 under the Investment Advisers Act of 1940 and has provided the Advisor and the Trustees of the Fund a copy of such code of ethics, together with evidence of its adoption, and will promptly provide copies of any changes thereto, together with evidence of their adoption.  Upon request of the Advisor, but in any event no less frequently than annually, the Sub-Advisor will supply the Advisor a written report that (A) describes any issues arising under the code of ethics or procedures since the Sub-Advisor's last report, including but not limited to material violations of the code of ethics or procedures and sanctions imposed in response to the material violations; and (B) certifies that the procedures contained in the Sub-Advisor's code of ethics are reasonably designed to prevent "access persons" from violating the code of ethics.
            (9)	The Sub-Advisor will review draft reports to
shareholders and other documents provided or available to it and provide comments on a timely basis.  In addition, the Sub-Advisor and each officer and portfolio manager thereof designated by the
Advisor will provide on a timely basis such certifications or sub-certifications as the Advisor may reasonably request in order to support and facilitate certifications required to be provided by the Trust's Principal Executive Officer and Principal Accounting
Officer.
            (10)	The Sub-Advisor shall maintain all books and
records with respect to each Portfolio's portfolio transactions required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and shall render to the Trust's Board of Trustees such periodic and special reports as the Trust's Board of Trustees may reasonably request.
            (11)	The Sub-Advisor shall provide the Funds'
custodian on each business day with information relating to all transactions concerning the assets of the Portfolio and shall provide the Advisor with such information upon request of the Advisor.
            (12)	(a)	The investment management services
provided by the Sub-Advisor under this Agreement are not to be deemed exclusive and the Sub-Advisor shall be free to render similar services to others, as long as such services do not impair the services rendered to the Advisor or the Trust.
                  (b)	Services to be furnished by the Sub-
Advisor under this Agreement may be furnished through the medium of any of the Sub-Advisor's officers or employees.
                  (c)	The Sub-Advisor shall keep each
Portfolio's books and records required to be maintained by the Sub-Advisor pursuant to paragraph 1(a) of this Agreement and shall timely furnish to the Advisor all information relating to the Sub-Advisor's services under this Agreement needed by the Advisor to keep the other books and records of a Portfolio required by Rule
31a-1 under the 1940 Act.  The Sub-Advisor agrees that all records that it maintains on behalf of a Portfolio are property of the Fund and the Sub-Advisor will surrender promptly to a Fund any of such records upon that Fund's request; provided, however, that the Sub-Advisor may retain a copy of such records. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a) of this Agreement.
2.	The Advisor shall continue to have responsibility for all
services to be provided to each Portfolio pursuant to the Advisory Agreement and shall oversee and review the Sub-Advisor's performance of its duties under this Agreement.
3.	The Advisor has delivered to the Sub-Advisor copies of each
of the following documents and will deliver to it all future amendments and supplements, if any:
      (a)	Certified resolutions of the Trust's Board of Trustees
authorizing the appointment of the Sub-Advisor and approving the form of this Agreement;
      (b)	Registration Statement under the 1940 Act and the
Securities Act of 1933, as amended on Form N-1A (the "Registration Statement"), as filed with the Securities and Exchange Commission
(the "Commission") relating to the Funds and shares of the Funds' beneficial shares, and all amendments thereto; and
      (c)	Prospectus(es) of the Funds.
4.	For the services to be provided by the Sub-Advisor pursuant
to this Agreement for the Portfolios, the Advisor will pay to the Sub-Advisor as full compensation therefor a fee at an annual rate equal to a percentage of each Portfolio's average daily net assets, as set forth on Schedule A (net of 50% of any waivers, reimbursement payments, supermarket fees and alliance fees waived, reimbursed or paid by the Advisor in respect of each Portfolio).  This fee will be paid to the Sub-Advisor from the Advisor's advisory fee for such Portfolio. This fee will be computed daily and paid to the Sub-
Advisor monthly.
      To the extent that the Advisor is reimbursed by the Trust for any waived fees or reimbursed expenses pursuant to the terms of a separate expense limitation agreement between the Trust and the
Advisor, the Advisor will pay to the Sub-Advisor its pro-rata share of any such reimbursed amount.
5.	The Sub-Advisor shall not be liable for any error of judgment or for any loss suffered by a Fund or the Advisor in connection with performance of its obligations under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act), or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub-Advisor's part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.
6.	This Agreement shall continue for an initial period ending
November 18, 2009 and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually in conformance with the 1940 Act provided, however, that this Agreement may be terminated (a) by a
Fund at any time, without the payment of any penalty, by the vote of a majority of Trustees of the Trust or by the vote of a majority of the outstanding voting securities of a Fund, (b) by the Advisor at any time, without the payment of any penalty, on not more than 60 days'
nor less than 30 days' written notice to the other parties, or (c) by the Sub-Advisor at any time, without the payment of any penalty, on 90 days' written notice to the other parties. This Agreement shall terminate automatically and immediately in the event of its assignment.  As used in this Section 6, the terms "assignment" and
"vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exceptions as may be granted by the Commission under the 1940 Act.
7.	Nothing in this Agreement shall limit or restrict the right of any of the Sub-Advisor's partners, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit or restrict the Sub-Advisor's right to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.
8.	During the term of this Agreement, the Advisor agrees to
furnish the Sub-Advisor at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other materials prepared for distribution to shareholders of the Funds, the Trust or the public that refers to the Sub-Advisor or its clients in any way prior to use thereof and not to use material if the Sub-Advisor reasonably objects in writing within five business days (or such other period as may be mutually agreed upon) after receipt thereof. The Sub-Advisor's right to object to such materials is limited to the portions of such materials that expressly relate to the Sub-Advisor, its services and its clients. The Advisor agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Advisor or its clients in any way are consistent with those materials previously approved by the Sub-Advisor as referenced in the first sentence of this paragraph. Sales literature may be furnished to the Sub-Advisor by first-class mail, electronic mail or overnight delivery service, facsimile transmission equipment or hand delivery.
9.	No Trustee or Shareholder of the Trust shall be personally
liable for any debts, liabilities, obligations or expenses incurred by, or contracted for under this Agreement.
10.	No provisions of this Agreement may be changed, waived,
discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by the vote of the majority of the outstanding voting securities of each Fund.
11.	This Agreement shall be governed by the laws of the state of
Delaware; provided, however, that nothing herein shall be construed as being inconsistent with the 1940 Act.
12.	This Agreement embodies the entire agreement and
understanding among the parties hereto, and supersedes all prior agreements and understandings relating to this Agreement's subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original; all such counterparts shall, together, constitute only one instrument.
13.	Should any part of this Agreement be held invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.
14.	Any notice, advice or report to be given pursuant to this
Agreement shall be delivered or mailed:
To the Advisor at:
To the Sub-Advisor at:


Old Mutual Capital, Inc.
4643 South Ulster Street, Suite 600
Denver, CO 80237
Attention:  General Counsel

Dwight Asset Management Company
100 Bank Street, Suite 800
Burlington, VT  05401
Attention:  President

	To the Trust or a Fund at:
	Old Mutual Advisor Funds II
	4643 South Ulster Street, Suite 600
	Denver, CO 80237
	Attention:  Secretary
15.	Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

16.	As required by certain exemptive rules under the 1940 Act, the
Sub-Advisor is prohibited from consulting with the entities listed below concerning transactions for the Fund in securities or other assets:
            1. other Sub-Advisors to the Fund
            2. other Sub-Advisors to a Trust portfolio
            3. other Sub-Advisors to a portfolio
                 under common control with the Fund.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.	OLD MUTUAL ADVISOR FUNDS II

By:  /s/ Mark E. Black_______________		By:  /s/ Robert T. Kelly


Name:  Mark E. Black				Name:  Robert T. Kelly

Title:  Chief Financial Officer				Title:  Principal
Financial Officer

DWIGHT ASSET MANAGEMENT COMPANY

By:  /s/ Laura P. Dagan
Name:  Laura P. Dagan
Title:  CEO


SCHEDULE A
DATED NOVEMBER 19, 2007
TO
INVESTMENT SUB-ADVISORY AGREEMENT
AMONG
DWIGHT ASSET MANAGEMENT COMPANY
OLD MUTUAL CAPITAL, INC.
AND
OLD MUTUAL ADVISOR FUNDS II
DATED NOVEMBER 19, 2007




Sub-Advisory Fee Breakpoint Asset Thresholds
FUND

$0 to less than $500
million

$500 million to less than
$1 billion

$1.0 billion or greater
Old Mutual Dwight High Yield Fund

0.350%

0.338%

0.325%


Breakpoints will be calculated based on the total assets of each Fund.




	9
23.d.23.
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	A-1